UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 30, 2007
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 30, 2007, ABM Industries Incorporated (the “Company”) expanded the size of its Board of Directors (the “Board”) to ten members and selected Anthony G. Fernandes as a director to fill the newly created vacancy. In addition, Mr. Fernandes has been appointed to the Audit Committee of the Board, such appointment to be effective upon the date of the filing of the Company’s Quarterly Report on Form 10-Q for the period ended April 30, 2007.
Mr. Fernandes is a member of the Board of Directors of Baker Hughes Inc.(NYSE:BHI), Cytec Industries (NYSE:CYT), Black and Veatch and Tower Automotive. He served as chairman, CEO and president of Philip Services Corporation, an integrated metals recovery and industrial services company with operations throughout the U.S., Canada and Europe, until his retirement in 2002. Mr. Fernandes joined Philip Services after more than 30 years executive management experience with the Atlantic Richfield Company (“ARCO”). While at ARCO, he achieved the level of Executive Vice President and member of the Board of Directors responsible for the downstream businesses or non exploration and production activities with additional focus on China.
Mr. Fernandes’ cash and equity compensation arrangements as a director will be the same as those previously reported for other non-employee directors; provided, however, that the annual award of restricted stock units will be prorated to reflect ten rather than twelve months of service.
A copy of the press release announcing the selection of Mr. Fernandes as a director is attached hereto as Exhibit 99.1.
Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 30, 2007, the Board of Directors of the Company amended Article VIII of the Company’s Bylaws to allow for the issuance of uncertificated shares through a direct registration system. The Board of Directors adopted this amendment in order to comply with New York Stock Exchange rules which will require securities listed on the exchange to be eligible for a direct registration system by January 2008.
The amendment to the Company’s By-laws became effective May 30, 2007.
The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Bylaws amendment, a copy of which is attached as Exhibit 3.2 and incorporate herein by reference.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
3.2 Amendment to Bylaws of the Company, effective May 30, 2007
99.1 Press Release dated June 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: June 4, 2007	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel

EXHIBIT INDEX
3.2	Amendment to Bylaws of the Company, effective May 30, 2007

99.1	Press Release dated June 1, 2007